Exhibit 99.01

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

212.668.0340

News Release

For Immediate Release

Investor/Media Contact: Peter R. Poillon

(212) 208-3333

ppoillon@ambac.com

Web site: www.ambac.com

AMBAC COMMENTS ON RECENT MOODY’S REPORT

New York, January 17, 2008 – Ambac Financial Group, Inc. (NYSE: ABK) (“Ambac”), the parent company of Ambac Assurance Corporation, today commented on a January 16, 2008 announcement by Moody’s Investors Service that it has placed Ambac Assurance Corporation’s ‘Aaa’ insurance financial strength rating on review for possible downgrade.

In view of the uncertainty generated by Moody’s surprising announcement, Ambac is assessing the impact of this action on the Company’s previously announced capital plan.

Management remains confident in Ambac’s insured portfolio and will communicate further on these matters in its previously scheduled conference call on Tuesday, January 22, 2008 at 10 a.m. (ET). The call in number to listen in is 877-407-0778 (U.S.) and 201-689-8565 (outside the U.S.). The conference call will also be webcast live at www.ambac.com.

Forward-Looking Statements

This release contains statements about our future results that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission. There are a variety of factors, many of which are beyond Ambac’s control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. Ambac does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Ambac may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

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Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac’s principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of public finance and structured finance obligations, has earned triple-A ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch, Inc. Moody’s has placed Ambac’s triple-A rating on review for possible downgrade. Standard & Poor’s has placed Ambac’s triple-A rating on “negative outlook.” Fitch has placed Ambac’s triple-A rating on “rating watch negative.” Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).